Exhibit 5.1

November 17, 2025

American Integrity Insurance Group, Inc.

5426 Bay Center Drive, Suite 600

Tampa, FL 33609

Re:	American Integrity Insurance Group, Inc.

Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to American Integrity Insurance Group, Inc., a Delaware corporation (the “Company”), in connection with the preparation of the Company’s registration statement on Form S-1 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), initially filed by the Company with the Securities and Exchange Commission (the “Commission”) on November 17, 2025, as thereafter amended or supplemented, relating to the proposed registration by the Company of 3,000,000 shares of common stock, par value $0.001 per share, of the Company (“Common Stock”), to be sold by the selling stockholders (the “Selling Stockholders”) identified in the Registration Statement (the “Initial Shares”) and up to 450,000 additional shares of Common Stock to be sold by the Selling Stockholders to cover the underwriters’ option to purchase additional shares, if any (the “Option Shares” and, together with the Initial Shares, the “Shares”) granted by the Selling Stockholders to the several underwriters (the “Underwriters”) named in Schedule 1 to the Underwriting Agreement (the “Underwriting Agreement”) to be entered into by and among the Company, the Selling Stockholders and the Underwriters.

In rendering the opinion set forth herein, we have examined the originals, or photostatic or certified copies, of (i) the amended and restated certificate of incorporation of the Company, (ii) the amended and restated bylaws of the Company, (iii) certain resolutions related to the authorization and issuance of the Shares and related matters, (iv) the Registration Statement and all exhibits thereto, (v) the form of Underwriting Agreement in the form filed as Exhibit 1.1 to the Registration Statement, (vi) a certificate executed by an officer of the Company, dated as of the date hereof, and (vii) such other records, documents and instruments as we deemed relevant and necessary for purposes of the opinion stated herein.

We have relied upon such certificates of officers of the Company and of public officials and statements and information furnished by officers of the Company with respect to the accuracy of material factual matters contained therein which were not independently established by us. In such examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as photostatic or certified copies, and the authenticity of the originals of such copies.

We have not considered, and express no opinion herein as to, the laws of any state or jurisdiction other than the General Corporation Law of the State of Delaware, as currently in effect.

In rendering the opinion set forth herein, we have assumed that, at the time of the sale of the Shares (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and will remain effective, (ii) no stop order of the Commission preventing or suspending the use of the prospectus contained in the Registration Statement will have been issued, (iii) the prospectus contained in the Registration Statement and any required prospectus supplement will have been delivered to the purchaser of the Shares as required in accordance with applicable law, (iv) the resolutions referred to above will not have been modified or rescinded and (v) the Underwriting Agreement will have been duly authorized and validly executed and delivered by the parties thereto (other than the Company) and will be enforceable obligations of the parties thereto (other than the Company).

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that the Shares have been validly issued and are fully paid and non-assessable.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We further consent to the reference to our firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving this consent, we are not admitting that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Haynes and Boone, LLP